As filed with the Securities and Exchange Commission on August 26, 2021

Registration No. 333-222730

Registration No. 333-215790

Registration No. 333-209093

Registration No. 333-201862

Registration No. 333-193731

Registration No. 333-186214

Registration No. 333-179249

Registration No. 333-171824

Registration No. 333-164640

Registration No. 333-157416

Registration No. 333-132888

Registration No. 333-122559

Registration No. 333-103163

Registration No. 333-58772

Registration No. 333-88535

Registration No. 33-57849

Registration No. 33-72186

Registration No. 33-54026

Registration No. 33-44485

Registration No. 33-37470

Registration No. 33-37469

Registration No. 33-34519

Registration No. 33-34728

Registration No. 33-25639

Registration No. 33-22147

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO:

FORM S-8 REGISTRATION STATEMENT NO. 333-222730

FORM S-8 REGISTRATION STATEMENT NO. 333-215790

FORM S-8 REGISTRATION STATEMENT NO. 333-209093

FORM S-8 REGISTRATION STATEMENT NO. 333-201862

FORM S-8 REGISTRATION STATEMENT NO. 333-193731

FORM S-8 REGISTRATION STATEMENT NO. 333-186214

FORM S-8 REGISTRATION STATEMENT NO. 333-179249

FORM S-8 REGISTRATION STATEMENT NO. 333-171824

FORM S-8 REGISTRATION STATEMENT NO. 333-164640

FORM S-8 REGISTRATION STATEMENT NO. 333-157416

FORM S-8 REGISTRATION STATEMENT NO. 333-132888

FORM S-8 REGISTRATION STATEMENT NO. 333-122559

FORM S-8 REGISTRATION STATEMENT NO. 333-103163

FORM S-8 REGISTRATION STATEMENT NO. 333-58772

FORM S-8 REGISTRATION STATEMENT NO. 333-88535

FORM S-8 REGISTRATION STATEMENT NO. 33-57849

FORM S-8 REGISTRATION STATEMENT NO. 33-72186

FORM S-8 REGISTRATION STATEMENT NO. 33-54026

FORM S-8 REGISTRATION STATEMENT NO. 33-44485

FORM S-8 REGISTRATION STATEMENT NO. 33-37470

FORM S-8 REGISTRATION STATEMENT NO. 33-37469

FORM S-8 REGISTRATION STATEMENT NO. 33-34519

FORM S-8 REGISTRATION STATEMENT NO. 33-34728

FORM S-8 REGISTRATION STATEMENT NO. 33-25639

FORM S-8 REGISTRATION STATEMENT NO. 33-22147

UNDER

THE SECURITIES ACT OF 1933

MAXIM INTEGRATED PRODUCTS, INC.

(Exact name of registrant as specified in its charter)

Delaware	94-2896096
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

160 Rio Robles San Jose, California	95134
(Address of Principal Executive Offices)	(Zip Code)

2008 EMPLOYEE STOCK PURCHASE PLAN, AS AMENDED

1996 STOCK INCENTIVE PLAN, AS AMENDED AND AS AMENDED AND RESTATED

1988 NONEMPLOYEE DIRECTOR STOCK OPTION PLAN, AS AMENDED

1987 EMPLOYEE STOCK PARTICIPATION PLAN, AS AMENDED

1987 SUPPLEMENTAL STOCK OPTION PLAN, AS AMENDED

1983 INCENTIVE STOCK OPTION PLAN

1983 SUPPLEMENTAL NONEMPLOYEE STOCK OPTION PLAN

DALLAS SEMICONDUCTOR CORPORATION 1993 OFFICER AND DIRECTOR STOCK OPTION PLAN

DALLAS SEMICONDUCTOR CORPORATION AMENDED AND RESTATED 1987 STOCK OPTION PLAN

INCENTIVE STOCK OPTION PLAN

SUPPLEMENTAL NONEMPLOYEE STOCK OPTION PLAN, AS AMENDED

(Full titles of the plans)

Prashanth Mahendra-Rajah

Analog Devices, Inc.

One Analog Way

Wilmington, MA 01887

(781) 329-4700

(Name, address and telephone number of agent for service)

Copies to:

Mark Gordon, Esq.

Jenna E. Levine, Esq.

Wachtell, Lipton, Rosen & Katz

51 West 52nd Street

New York, New York 10019

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer		Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

DEREGISTRATION OF SECURITIES

Maxim Integrated Products, Inc., a Delaware corporation (the “Registrant”), is filing with the U.S. Securities and Exchange Commission (the “Commission”) this post-effective amendment (the “Post-Effective Amendment”) to deregister all shares of common stock, par value $0.001 per share, of the Registrant (the “Shares”), previously registered under the following Registration Statements on Form S-8 (the “Registration Statements”), together with any and all plan interests and other securities registered thereunder:

•	Registration Statement No. 333-222730, filed on January 26, 2018, relating to the registration of 1,500,000 Shares under the Registrant’s 2008 Employee Stock Purchase Plan, as amended;

•	Registration Statement No. 333-215790, filed on January 27, 2017, relating to the registration of 1,500,000 Shares under the Registrant’s 2008 Employee Stock Purchase Plan, as amended;

•

Registration Statement No. 333-209093, filed on January 22, 2016, relating to the registration of 4,000,000 Shares under the Registrant’s 1996 Stock Incentive Plan, as amended and restated, and 2,000,000 Shares under the Registrant’s 2008 Employee Stock Purchase Plan, as amended;

•

Registration Statement No. 333-201862, filed on February 4, 2015, relating to the registration of 5,000,000 Shares under the Registrant’s 1996 Stock Incentive Plan, as amended and restated, and 2,000,000 Shares under the Registrant’s 2008 Employee Stock Purchase Plan, as amended;

•

Registration Statement No. 333-193731, filed on February 3, 2014, relating to the registration of 6,000,000 Shares under the Registrant’s 1996 Stock Incentive Plan, as amended and restated, and 2,000,000 Shares under the Registrant’s 2008 Employee Stock Purchase Plan, as amended;

•

Registration Statement No. 333-186214, filed on January 25, 2013, relating to the registration of 6,000,000 Shares under the Registrant’s 1996 Stock Incentive Plan, as amended and restated, and 2,000,000 Shares under the Registrant’s 2008 Employee Stock Purchase Plan, as amended;

•

Registration Statement No. 333-179249, filed on January 31, 2012, relating to the registration of 7,000,000 Shares under the Registrant’s 1996 Stock Incentive Plan, as amended and restated, and 2,000,000 Shares under the Registrant’s 2008 Employee Stock Purchase Plan, as amended;

•

Registration Statement No. 333-171824, filed on January 24, 2011, relating to the registration of 7,000,000 Shares under the Registrant’s 1996 Stock Incentive Plan, as amended and restated, and 2,000,000 Shares under the Registrant’s 2008 Employee Stock Purchase Plan, as amended;

•

Registration Statement No. 333-164640, filed on February 2, 2010, relating to the registration of 6,000,000 Shares under the Registrant’s 1996 Stock Incentive Plan, as amended and restated, and 2,000,000 Shares under the Registrant’s 2008 Employee Stock Purchase Plan, as amended;

•	Registration Statement No. 333-157416, filed on February 19, 2009, relating to the registration of 4,000,000 Shares under the Registrant’s 2008 Employee Stock Purchase Plan;

•

Registration Statement No. 333-132888, filed on March 31, 2006, relating to the registration of 1,500,000 Shares under the Registrant’s 1987 Employee Stock Participation Plan, as amended, and 10,975,000 Shares under the Registrant’s 1996 Stock Incentive Plan, as amended;

•

Registration Statement No. 333-122559, filed on February 4, 2005, relating to the registration of 1,900,000 Shares under the Registrant’s 1987 Employee Stock Participation Plan, as amended, and 22,950,000 Shares under the Registrant’s 1996 Stock Incentive Plan, as amended;

•

Registration Statement No. 333-103163, filed on February 13, 2003, relating to the registration of 27,200,000 Shares under the Registrant’s 1996 Stock Incentive Plan, as amended, and the Registrant’s 1987 Employee Stock Participation Plan, as amended.

•

Registration Statement No. 333-58772, filed on April 12, 2001, relating to the registration of 29,858,964 Shares under the Registrant’s 1996 Stock Incentive Plan, the Dallas Semiconductor Corporation Amended and Restated 1987 Stock Option Plan and the Dallas Semiconductor Corporation 1993 Officer and Director Stock Option Plan.

•

Registration Statement No. 333-88535, filed on October 6, 1999, relating to the registration of 28,830,000 Shares under the Registrant’s Supplemental Nonemployee Stock Option Plan, as amended, 1987 Supplemental Stock Option Plan, as amended, 1988 Nonemployee Director Stock Option Plan, as amended, 1996 Stock Incentive Plan, as amended, and 1987 Employee Stock Participation Plan, as amended;

•

Registration Statement No. 33-57849, filed on February 27, 1995, relating to the registration of 3,600,000 Shares under the Registrant’s Incentive Stock Option Plan, Supplemental Nonemployee Stock Option Plan, 1987 Employee Stock Participation Plan and 1987 Supplemental Stock Option Plan;

•

Registration Statement No. 33-72186; filed on November 24, 1993, relating to the registration of 765,000 Shares and options for Shares under the Registrant’s Incentive Stock Option Plan, Supplemental Nonemployee Stock Option Plan, 1987 Employee Stock Participation Plan and 1987 Supplemental Stock Option Plan;

•

Registration Statement No. 33-54026, filed on October 30, 1992, relating to the registration of 1,000,000 Shares under the Registrant’s Incentive Stock Option Plan, Supplemental Nonemployee Stock Purchase Plan, 1987 Supplemental Stock Option Plan and 1987 Employee Stock Participation Plan;

•

Registration Statement No. 33-44485, filed on December 13, 1991, relating to the registration of 895,000 Shares under the Registrant’s 1983 Supplemental Nonemployee Stock Option Plan, 1983 Incentive Stock Option Plan, 1987 Supplemental Stock Option Plan, 1988 Nonemployee Directors Stock Option Plan and 1987 Employee Stock Participation Plan;

•

Registration Statement No. 33-37470, filed on October 25, 1990, relating to the registration of 1,350,000 Shares under the Registrant’s 1983 Incentive Stock Option Plan, 1987 Supplemental Stock Option Plan and 1987 Employee Stock Participation Plan;

•	Registration Statement No. 33-37469, filed on October 26, 1990, relating to the registration of 36,250 Shares under the Registrant’s 1988 Nonemployee Director Stock Option Plan;

•

Registration Statement No. 33-34519, filed on May 7, 1990, relating to the registration of 1,000,000 Shares under the Registrant’s 1983 Incentive Stock Option Plan, 1987 Supplemental Stock Option Plan and 1987 Employee Stock Participation Plan;

•	Registration Statement No. 33-34728, filed on May 7, 1990, relating to the registration of 50,000 Shares under the 1988 Nonemployee Director Stock Option Plan;

•

Registration Statement No. 33-25639, filed on November 23, 1988, relating to the registration of 539,405 Shares, including 500,000 Shares under the Registrant’s 1983 Incentive Stock Option Plan, 1987 Supplemental Stock Option Plan and 1987 Employee Stock Participation Plan; and

•

Registration Statement No. 33-22147, filed on May 31, 1988, relating to the registration of 2,704,081 Shares under the Registrant’s 1983 Incentive Stock Option Plan, 1987 Supplemental Stock Option Plan and 1987 Employee Stock Participation Plan.

On August 26, 2021, pursuant to the terms of the Agreement and Plan of Merger, dated as of July 12, 2020, by and among the Registrant, Analog Devices, Inc., a Massachusetts corporation (“ADI”) and Magneto Corp., a Delaware corporation and wholly owned subsidiary of ADI (“Merger Sub”), Merger Sub was merged with and into the Registrant (the “Merger”), with the Registrant surviving the Merger as a wholly owned subsidiary of ADI.

As a result of the Merger, the Registrant has terminated all offerings and sales pursuant to the Registration Statements. In accordance with an undertaking made by the Registrant in Part II of the Registration Statements to remove from registration, by means of a post-effective amendment, any of the securities registered under the Registration Statements that remain unsold at the termination of the offerings, if applicable, the Registrant hereby removes from registration the Shares registered but remaining unsold under the Registration Statements.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to the Registration Statements described above to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Wilmington, State of Massachusetts, on August 26, 2021.

Maxim Integrated Products, Inc.

By:	/s/ Prashanth Mahendra-Rajah
	Name:	Prashanth Mahendra-Rajah
	Title:	President

Note: No other person is required to sign these Post-Effective Amendments in reliance on Rule 478 of the Securities Act of 1933, as amended.